SCHEDULE 14A INFORMATION

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SYNTEL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2009

Dear Shareholder:

It is our pleasure to invite you to attend Syntel’s 2009 Annual Meeting of Shareholders on Tuesday, June 2, 2009, at 10:00 a.m. The meeting will be held at the global headquarters of Syntel, Inc. located at 525 East Big Beaver Road, Suite 300, Troy, Michigan. If you need directions to Syntel’s global headquarters, please contact us at (248) 619-2800.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. You will want to review this material for information concerning the business to be conducted at the meeting, which will consist of the election of directors and ratifying the appointment of Syntel’s independent registered public accounting firm.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to complete, sign, and return your proxy as soon as possible in the envelope provided. This will ensure representation of your shares in the event you are unable to attend. You may later revoke your proxy and vote in person at the meeting if you wish.

Sincerely,

Bharat Desai	Keshav Murugesh
Chairman	Chief Executive Officer and President

SYNTEL, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 2, 2009

The Annual Meeting of Shareholders of Syntel, Inc., a Michigan corporation, will be held on Tuesday, June 2, 2009, at 10:00 a.m., at Syntel’s global headquarters located at 525 East Big Beaver Road, Suite 300, Troy, Michigan. The purposes of the Annual Meeting are to:

1.	elect seven directors to serve on Syntel’s Board of Directors;

2.	ratify the appointment of Crowe Horwath LLP as Syntel’s independent registered public accounting firm for the current fiscal year; and

3.	conduct any other business that is properly raised at the meeting or any adjournment of the meeting.

Only shareholders of record at the close of business on April 9, 2009 may receive notice of and vote at the meeting.

By Order of the Board of Directors

April 30, 2009	Daniel M. Moore Chief Administrative Officer, General Counsel, and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 2, 2009.

The proxy statement and annual report to security holders is available at:

www.syntelinc.com/proxymaterials.

We would like shareholders to come to the meeting, but, even if you plan to attend, please sign and date the enclosed proxy and mail it promptly in the envelope provided.

SYNTEL, INC.

525 East Big Beaver Road, Suite 300

Troy, Michigan 48083

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, JUNE 2, 2009

Solicitation of Proxies

This proxy statement and the accompanying proxy are being distributed to shareholders of Syntel, Inc. (“Syntel” or the “Company”) in connection with the solicitation of proxies to be used at Syntel’s 2009 Annual Meeting of Shareholders. The proxy is your vote as a shareholder of Syntel on the matters presented at the Annual Meeting. The Annual Meeting will be held at Syntel’s global headquarters located at 525 East Big Beaver Road, Suite 300, Troy, Michigan, on Tuesday, June 2, 2009, at 10:00 a.m.

The enclosed proxy is solicited by Syntel’s Board of Directors. This Proxy Statement and the enclosed proxy were first mailed or given to shareholders beginning on April 30, 2009. Syntel’s 2008 Annual Report to Shareholders is also enclosed with this Proxy Statement.

Syntel will pay the entire cost of soliciting proxies. Syntel will arrange with brokerage houses, nominees, custodians, and other fiduciaries to send proxy soliciting materials to beneficial owners of the Common Stock at Syntel’s expense.

Revoking a Proxy

Any person giving a proxy has the power to revoke it at any time before it is voted. There are three ways to revoke your proxy: (1) you may deliver a written notice of revocation, dated after the date of your proxy, to the inspectors of the election at or before the Annual Meeting; (2) you may deliver a later-dated proxy to the inspectors of the election at or before the Annual Meeting; or (3) you may attend the Annual Meeting in person and vote your shares by ballot. If you decide to send your written notice of revocation or later-dated proxy to the inspectors of election before the Annual Meeting, please send it to the attention of the Chief Administrative Officer, Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083 so that it will arrive before June 2, 2009.

Record Date

The record date for determining shareholders entitled to vote at the Annual Meeting is April 9, 2009. Each of the 41,507,893 shares of Syntel’s Common Stock issued and outstanding on that date and not held in an account for Syntel’s benefit is entitled to one vote on any matter voted on at the Annual Meeting. Abstentions and votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners (“broker non-votes”) will be counted as present at the Annual Meeting to determine whether a quorum exists.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1. ELECTION OF DIRECTORS

Under Syntel’s Restated Articles of Incorporation, as amended, all of the members of Syntel’s Board of Directors are elected each year to hold office for a one year term and until their successors are duly elected and qualified. While there are currently six members of the Board, the Board has increased the number of directors to seven as of the Annual Meeting date in order to add Syntel’s newly promoted Chief Executive Officer, Keshav Murugesh, to the Board of Directors. In addition, one current director, Paul R. Donovan, is not standing for re-election to the Board of Directors, and George R. Mrkonic, Jr. has been nominated to occupy that position.

Each director elected will serve a one year term ending at Syntel’s 2010 Annual Meeting of Shareholders. The nominees named below were recommended for nomination for election at this Annual Meeting of Syntel’s shareholders by the Board’s Nominating and Corporate Governance Committee and nominated by the full Board of Directors. Except where the authority to do so has been withheld, it is the intention of the persons named in the proxy provided with this proxy statement to vote to elect the nominees named below as directors.

The seven nominees receiving the highest number of votes cast at the Annual Meeting in person or by proxy will be elected as directors. Shares not voted (whether by abstention, broker non-votes or otherwise) have no effect on the election. In case any nominee is unable or declines to serve, proxies will be voted for another person designated by the Board of Directors to replace the nominee. However, the Board of Directors does not anticipate this will occur. For the 2009 Annual Meeting of Shareholders, each proxy may be voted for no more than seven director nominees.

Information concerning the nominees for election, with respect to age and positions with Syntel or other principal occupations for the past five years, follows.

Paritosh K. Choksi, age 56, is Executive Vice President, Chief Operating Officer, Chief Financial Officer and a director of ATEL Capital Group, a financial services management company, and has served in those capacities since April 2001. Mr. Choksi has been a director of Syntel since August 1997. Mr. Choksi has also been named the Lead Director of the Board of Directors and in that capacity chairs the Board of Directors in the absence of the Chairman of the Board and also chairs the executive sessions of the independent members of the Board of Directors.

Bharat Desai, age 56, is a co-founder of Syntel and serves as its Chairman of the Board. He has been a director of Syntel since its formation in 1980. Mr. Desai has been the Chairman of Syntel’s Board of Directors since February 1999 and also served as Syntel’s Chief Executive Officer from its formation in April 1980 until February 2009 and as Syntel’s President from its formation until December 2006. Mr. Desai is the spouse of Ms. Sethi.

George R. Mrkonic, Jr., age 56, is self-employed and served as the Vice Chairman of Borders Group, Inc., a retailer of books, music, and educational and entertainment media products headquartered in Ann Arbor, Michigan, from December 1994 until January 2002. Mr. Mrkonic is a director of Autozone, Inc., Brinker International, Inc., and Pacific Sunwear, and is resigning from the board of Nashua Corporation effective May 2, 2009. Mr. Mrkonic was a director of Syntel from August 1997 until June 2007.

Keshav Murugesh, age 45, was appointed Chief Executive Officer of Syntel in February 2009. He was appointed President of Syntel in December 2006 and continues to serve in that role. He served as Syntel’s Chief Operating Officer, a position to which he was appointed in October 2004, until he was appointed as Chief Executive Officer. Mr. Murugesh joined Syntel as Chief Financial Officer in May 2002 and, after being appointed as Chief Operating Officer, continued as Acting Chief Financial Officer until his successor was appointed in May 2005.

Prashant Ranade, age 56, served as the President and Chief Executive Officer of Siemens Group Logistics and Assembly Systems, NA (currently Dematic GmbH & Co. KG), a company that is principally involved in material handling logistics and automation, from May 2003 to November 2006. Mr. Ranade served on the board of directors at Dematic until July 2007. Mr. Ranade has been a director of Syntel since June 2007.

Vasant Raval, age 69, joined Creighton University in 1981 and has been a faculty member in the Department of Accounting since then. From January 2001 to June 2006, Dr. Raval also served as the Chair of the Department of Accounting. Dr. Raval has also served as Associate Dean and Director of Graduate Programs at Creighton’s College of Business Administration. Dr. Raval has been a director of Syntel since January 2004.

Neerja Sethi, age 54, is a co-founder of Syntel and has served as Vice President, Corporate Affairs and a director since Syntel’s formation in 1980. Ms. Sethi is the spouse of Mr. Desai.

Board Recommendation

The Board recommends that you vote FOR the election of the nominees listed above.

Meetings and Committees of the Board of Directors

The Board of Directors meets regularly, at least once each quarter. During 2008, the Board of Directors held seven meetings. The standing committees established by the Board of Directors are described below. The Board of Directors has determined that each of Messrs. Choksi, Donovan, Mrkonic, Ranade, and Raval are independent under the listing standards of the National Association of Securities Dealers (“NASD”) in that such directors have no relationships which would interfere with their exercise of independent judgment in carrying out their responsibilities as a director.

Audit Committee. The Audit Committee is responsible for, among other things, appointing an independent registered accounting firm to conduct the independent audit of Syntel, periodically reviewing the qualifications of Syntel’s independent auditors, reviewing the scope and results of any audit, and reviewing fees charged by the independent auditors for audit service, non-audit service, and related matters. The Audit Committee met eleven times during 2008. The members of the Audit Committee are Vasant Raval (Committee Chairperson), Paritosh K. Choksi, and Paul R. Donovan. The Board has determined that Vasant Raval and Paritosh K. Choksi are “audit committee financial experts” and that each member of the Audit Committee is independent and qualified to serve on the Committee under the NASD listing standards. The Audit Committee is authorized to engage or consult from time to time, as appropriate, at Syntel’s expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. The Audit Committee charter is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

Compensation Committee. The Compensation Committee develops and monitors the executive compensation policies of Syntel. The Compensation Committee is responsible for the administration of all salary and incentive compensation plans, including bonuses, for the chief executive officer and other executive officers of Syntel. The Compensation Committee also administers Syntel’s Amended and Restated Stock Option and Incentive Plan. The Compensation Committee met seven times during 2008. The members of the Compensation Committee are Prashant Ranade (Committee Chairperson), Paritosh K. Choksi, and Paul R. Donovan. The Board has determined that each member of the Committee is independent under the NASD listing standards. The Compensation Committee is authorized to engage or consult from time to time, as appropriate, at Syntel’s expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. The Compensation Committee charter is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors nominees, including nominees submitted by shareholders, who are qualified to serve on Syntel’s Board of Directors, to develop and periodically review corporate governance principles for Syntel, and oversee the evaluation of Board members and management. The Nominating and Corporate Governance Committee met three times during 2008. The members of the Nominating and Corporate Governance Committee are Paritosh K. Choksi (Committee Chairperson), Prashant Ranade, and Vasant Raval. The Board of Directors has determined that each member of the Committee is independent under the NASD listing standards. The Nominating and Corporate Governance Committee is authorized to engage or consult from time to time, as appropriate, at Syntel’s expense, consultants, independent legal counsel and other experts and advisors it considers necessary, appropriate or advisable in the discharge of its responsibilities. The Nominating and Corporate Governance Committee charter is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

The Nominating and Corporate Governance Committee’s policy with respect to the consideration of director candidates recommended by shareholders is that it will consider such candidates on the same basis as it considers all director candidates. In considering director candidates, the Nominating and Corporate Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and qualified advisors. These factors may include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members and management, as well as shareholders. The Nominating and Corporate Governance Committee has retained third party search firms from time to time to identify and evaluate candidates, and the Committee is authorized to continue that practice. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, Attn: Chief Administrative Officer.

Meeting Attendance and Shareholder Communications with Directors

During 2008, all current directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served. In 2008, three directors attended the Annual Meeting of Shareholders in person or by conference line. In February 2009, Syntel’s Nominating and Corporate Governance Committee adopted a policy requiring director attendance at annual shareholder meetings, either in person or by conference line. Prior to that there was no policy on individual director attendance at annual shareholder meetings.

Shareholders may send written communications to the Board, committees of the Board, and individual directors by mailing those communications to our Corporate Secretary at Syntel, Inc., 525 East Big Beaver Road, Suite 300, Troy, Michigan 48083, who will forward all such communications to the addressee(s). Shareholders may also communicate with the Board of Directors, or only with the independent directors, by means of the incident reporting process at www.mysafeworkplace.com.

Compensation of Directors

Directors who are also employees of Syntel do not receive any additional compensation for their service as a Director. Directors who are not employees of Syntel are paid a $25,000 annual retainer as well as $2,500 for attending in person each day of Board meetings and $1,250 for attending in person each day of committee meetings held in the United States and $7,500 for attending in person an informational meeting of the collective Board members held in India. The chairperson of the Audit Committee of the Board receives an additional annual retainer of $10,000 and all other committee chairpersons receive an additional annual retainer of $5,000. Upon first being elected at an annual shareholder meeting or first being appointed to the Board, each non-employee director also receives, under Syntel’s Amended and Restated Stock Option and Incentive Plan, shares of restricted stock valued at $80,000, prorated for a partial year if first appointed between annual shareholder meetings. The number of shares issued to each such director is determined by dividing $80,000, or the prorated amount, by the closing price of the Syntel’s common stock on the day of the annual shareholder meeting or the day the director was first appointed. These restricted shares vest on the date of the next annual shareholder meeting after their issuance. Each new director is also entitled to receive a share of restricted stock for each share of Syntel stock purchased within 60 days of the first time they are appointed or first elected to the Board of Directors, up to a maximum of 5,000 shares. These restricted shares vest in their entirety on the third anniversary of the close of the 60 day period following appointment or election, provided that the director has also retained through that third anniversary date all of the shares purchased to entitle him or her to the matching grant.

Director Compensation Table

The following table provides summary information concerning the compensation for the 2008 fiscal year of Syntel’s directors who are not executive officers named in the “Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

Paritosh K. Choksi	61,250	81,253	142,503

Paul R. Donovan	51,250	120,669	171,919

Prashant Ranade	56,250	143,453	199,703

Vasant Raval	61,250	81,253	142,503

Neerja Sethi (2)	-0-	-0-	-0-

(1)	These amounts represent the dollar amounts of compensation cost for 2008 recognized by Syntel in accordance with FAS 123R and, as such, include costs recognized in the financial statements during 2008 with respect to restricted stock granted during prior years. The grant date fair value of restricted stock awarded during 2008 was: Paritosh K. Choksi, $77,368; Paul R. Donovan, $77,368; Prashant Ranade, $77,368; and Vasant Raval, $77,368. The aggregate number of shares of Common Stock issued as restricted stock awards and outstanding at December 31, 2008 were: Paritosh K. Choksi, 2,169; Paul R. Donovan, 3,836; Prashant Ranade, 7,169; and Vasant Raval, 2,169.
(2)	As an employee director Ms. Sethi does not receive any compensation for serving on Syntel’s Board of Directors.

PROPOSAL 2. RATIFYING THE APPOINTMENT OF SYNTEL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of Crowe Horwath LLP (formerly Crowe Chizek and Company LLC) (“Crowe Horwath”) to serve as Syntel’s independent registered public accountant for the 2009 fiscal year requires the affirmative vote of a majority of the shares casting a vote on this proposal, in person or by proxy. Syntel’s 2009 fiscal year began on January 1, 2009 and will end on December 31, 2009. You may vote “for” or “against” or “abstain” from this proposal. Proxies received by Syntel will be voted in favor of approval of the ratification unless a contrary choice is indicated.

In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in Syntel’s and its shareholders’ best interests.

Board Recommendation

The Board recommends that you vote FOR ratification of the selection of Crowe Horwath to serve as Syntel’s independent registered public accountants for the 2009 fiscal year.

Independent Registered Public Accounting Firm

Crowe Horwath has audited Syntel’s financial statements since July 2004. A representative is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees

The following table lists the aggregate fees for professional services rendered by Crowe Horwath for all “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” which pertain to the last two fiscal years.

	Fiscal Year Ended
	December 31, 2008	December 31, 2007
Audit Fees	$386,403	$381,170
Audit Related Fees	$14,473	$9,500
Tax Fees	$13,229	$14,280
All Other Fees	$28,468	$9,169

Audit Fees represent fees for professional services rendered for the audit of the consolidated financial statements of Syntel, assistance with review of documents filed with the SEC, and the audit of management’s assessment of the effectiveness of internal control over financial reporting. Audit-Related Fees represent professional fees in connection with the statutory audit services relative to the 401(k) plan for Syntel, Inc. Tax Fees represent fees for services related to tax compliance, tax advice, and tax planning. All Other Fees represent consultation on matters related to transfer pricing, dividends, and other advisory services.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent audit firm engaged to conduct the annual statutory audit of Syntel’s consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors, and such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management. The Audit Committee pre-approved fees for all audit and non-audit services provided by the independent audit firm during the fiscal years ended December 31, 2008 and December 31, 2007.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independent auditor’s independence, and has advised Syntel that, in its opinion, the activities performed by Crowe Horwath on Syntel’s behalf are compatible with maintaining their independence.

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for, among other things, appointing an independent registered public accounting firm to conduct the independent audit of Syntel, periodically reviewing the qualifications of Syntel’s independent auditors, reviewing the scope and results of any audit, and reviewing fees charged by the independent registered public accounting firm for audit services, non-audit services, and related matters. The Board of Directors has adopted an Audit Committee Charter, which is available on Syntel’s website at www.syntelinc.com on the corporate governance page in the “investors” section of the website.

The Audit Committee’s job is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare Syntel’s financial statements, to plan or conduct audits, or to determine that Syntel’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Syntel’s management is responsible for preparing Syntel’s financial statements and for maintaining internal control. The independent registered public accounting firm is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of Syntel in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed Syntel’s audited consolidated financial statements with management and with Crowe Horwath, Syntel’s independent registered public accounting firm for the year ending December 31, 2008, both with and without management present. The Audit Committee has discussed with Crowe Horwath the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received from Crowe Horwath the written statements and the letter required by Independence Standards Board Standard No. 1, has discussed Crowe Horwath’s independence with them, and has considered the compatibility of non-audit services with the auditor’s independence. Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, inclusion of the audited consolidated financial statements in Syntel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Vasant Raval, Chairperson

Paritosh K. Choksi

Paul R. Donovan

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

The Compensation Discussion and Analysis explains all material elements of the compensation earned by or paid to each of the executive officers named in the “Summary Compensation Table” below (each a Named Executive Officer or “NEO”), including the basis for determining the elements of compensation and how they fit into Syntel’s overall compensation objectives.

Compensation Philosophy

The Compensation Committee (“the Committee”) believes that base salaries of executive officers (“Executives”) should be competitive with other leading information technology (“IT”) services companies and with other companies with which Syntel competes for talent, that annual cash incentives should be based on improved performance by Syntel, and that long-term incentive-based compensation should be used to link Executive performance to shareholder interests, encourage stock ownership in Syntel, and provide an incentive to create long-term shareholder value. In addition, the Committee believes that all the components of compensation together should assist Syntel in attracting, retaining, and motivating key Executives critical to its long-term success.

The Committee understands the significance of its responsibilities and receives a significant amount of information and input as a reference and in support of its decision making. Executive compensation is based on the same principles used in developing compensation programs at all levels within Syntel. Syntel designs and administers total compensation programs to effectively attract, retain and reward talent necessary to successfully lead and manage the organization in order to accomplish established financial and non-financial goals and to fairly reward Executives for Company and individual performance.

Compensation is structured to ensure that a portion of compensation opportunity is directly related to Company stock performance and other factors that directly and indirectly influence shareholder value. To that end, the total compensation program for Executives consists of the following components, the emphasis upon:

•	Base Salary

•	Annual Cash Incentive

•	Long-term Equity Grants

•	Certain Other Benefits

An Executive’s performance is reviewed and related compensation decisions are made on an annual basis (or as an Executive’s duties and responsibilities change). Base salary, target annual cash incentives and target long-term equity awards are set after evaluating comparable Executive positions in peer group companies, comparable Executive positions in companies of similar revenue size in the IT industry and information gained from third party survey data. The target positions may be adjusted to reflect Syntel’s scale and scope.

As noted above, the Committee uses available survey data that aligns with Syntel’s sales volume and market capitalization, as well as the nature of the business and workforce, in determining the competitive positioning of pay. The composition of companies within the various surveys changes from time to time. Some third party survey data was furnished by Watson Wyatt and by Fred Cook & Associates. The peer group analysis and third party survey data represent “Market Data” when referenced throughout the Compensation Discussion and Analysis. Each consultant reports directly to the Committee and the Committee determines the consultant’s scope of work and fees. The use of an independent consultant provides additional assurance that Syntel’s Executive compensation and compensation programs are reasonable and consistent with Company objectives.

Determining Executive Compensation

Annually, the Committee conducts a thorough review and assessment of each NEO’s performance, compensation, development objectives and succession strategies. The Committee reviews and makes recommendations to the Board for approval of Executive compensation and Executive compensation programs, performance objectives and financial targets. The Committee also recommends to the Board, outside the presence of the CEO, the CEO annual compensation package. The recommendation of the CEO’s compensation is made based on the measures and responsibilities deemed by the Committee to be relevant including appropriate market comparisons.

The CEO reviews the performance of the other NEOs who report to the CEO on an annual basis, takes input from the Chairperson of the Audit Committee with regard to the CFO and makes recommendations on their compensation.

On an annual basis, the Committee determines corporate financial goals and target annual cash incentives in accordance with the terms of Syntel’s Short Term Incentive Plan (“STIP”). The Committee approves the awards to the NEOs individually on an annual basis consistent with the achievement of such goals. The Committee does on occasion make exceptions to payment in strict accordance with the STIP based on unusual or extraordinary circumstances.

The Committee annually approves the grant of stock-based awards to Syntel’s Executive, and reviews such awards made under delegated authority to other employees, pursuant to the terms of Syntel’s Amended and Restated Stock Option and Incentive Plan (the “Plan”). During 2008, the Committee awarded only restricted stock under the Plan.

The Committee references Market Data to ensure that Executive compensation is in alignment with our compensation philosophy when Syntel achieves targeted performance. The Committee reviews each Executive’s compensation by component and in aggregate, considering Market Data and such other factors as level of responsibility, internal equity, experience and performance.

Due to increasing employment opportunities in India for highly qualified Executives with global experience, the Committee has approved and may continue to approve total compensation packages for Executives in India above the median compensation contained in the Market Data.

Compensation Policy, Programs and Components

Base Salary

Base salaries for the NEOs based in India (Messrs. Godbole, Khanna and Murugesh) are targeted to be highly competitive and to generally correspond with or be higher than the median of the range of salaries in the Market Data. Base salaries outside of India are targeted to generally correspond with the median of the range of salaries in the Market Data. Base salary is only one component of total compensation and may be affected by other components to ensure that total compensation meets compensation objectives.

Base salaries of NEOs are reviewed on an annual basis by the Compensation Committee. Increases in salary are based on an individual’s performance, level of pay compared to relevant Market Data, and other factors associated with attraction and retention of top talent. In February 2008, the Committee reviewed whether economic conditions would warrant consideration of annual salary increases for Company personnel effective January 1, 2008, including the NEOs. The Committee concluded that then-current economic conditions warranted such consideration. With the exception of the 2008 Chairman and CEO’s base salary, Syntel followed the recommendation of the Compensation Committee regarding the base salaries for NEOs and those amounts are detailed in the Summary Compensation Table.

The Committee recommended a salary increase for the CEO. However, the 2008 Chairman and CEO, as a significant shareholder, declined to accept the proposed salary increase.

Annual Cash Incentive

The Committee believes that the NEOs should have a portion of their total compensation earned through “at risk” pay-for-performance cash incentives to better align compensation with shareholder interests. Annual compensation changes may be in the form of an adjustment to the base salary, a change in the target annual cash incentive or both depending on the competitive Market Data, the Executive’s performance, the portion of the Executive compensation that is intended to be “at risk”, and other factors associated with attraction and retention of top talent.

Annual cash incentives to the NEOs are subject to the terms of the Short Term Incentive Plan (“STIP”). Annual cash incentives are set as targeted amounts that may be adjusted up or down depending on the objective and qualitative performance measures and the other terms and conditions of awards as determined by the Committee.

In the last quarter of the preceding year or the first quarter of the current year, the Committee evaluates and approves the STIP target for each NEO. The STIP target is generally established as a fixed dollar amount subject to increases or decreases and a maximum STIP payable based on Company and individual performance for the year. The percentage of total compensation at risk under STIP generally increases as the individual Executive’s responsibilities and influence on overall performance results increases. For the NEOs, the 2008 STIP target amounts are detailed in the Grants of Plan Based Awards Table.

In February 2008, the Committee established STIP targets and threshold performance goals for Bharat Desai and Keshav Murugesh based on Company GAAP revenue and diluted earnings per share and certain individual qualitative performance criteria; for Lakshmanan Chidambaram based on Company GAAP revenue and diluted earnings per share; for Arvind Godbole based on Company GAAP revenue, diluted earnings per share, effective tax rate and certain individual qualitative performance criteria; and for Rakesh Khanna based on business unit GAAP revenue, business unit margins and diluted earnings per share, each subject to a specific payout schedule for each NEO. The percentage of the individual STIP target range of potential incentive amounts the NEOs could receive under the plan depended on performance against the goals established and could range from a low of 0% for each NEO to a high of 340% for Keshav Murugesh; 400% for Lakshmanan Chidambaram; 340% for Arvind Godbole; and 400%for Rakesh Khanna. The Committee reviewed and approved all STIP payments.

The 2008 Chairman and CEO, as a significant shareholder, declined to accept the payment of any STIP incentive earned in 2008.

Equity Incentive Plan

The Plan provides for the payment of equity and non-equity awards. Non-Qualified Stock Options, Incentive Stock Options, and Restricted Stock Awards are currently the only type of awards outstanding under the Plan and the former 1997 Stock Option and Incentive Plan.

The decision to grant stock-based awards for the NEOs is considered by the Committee on an annual basis. The Committee approved only the grant of restricted stock awards under the Plan during 2008. Grant size was determined based on input from the 2008 Chairman and CEO and the 2008 President/COO, market survey data, and consideration of earnings. Individual restricted stock awards, for each of the NEOs, are detailed in the Grants of Plan Based Awards Table.

Stock Ownership Requirements

The Committee encourages meaningful stock ownership by Syntel’s Executives so as to align their interests more closely with the stockholders’ interest. In 2005, the Committee approved the Executive Stock Ownership Requirements Plan for senior officers.

“Stock Ownership” is defined to include all non-restricted and restricted stock owned by the officer directly. The minimum share ownership requirement for Executives other than the President is 4,000 shares to be achieved within three years of the appointment as an Executive. The minimum share ownership requirement for the President is stock worth three times the President’s base salary to be achieved within three years of the appointment as President.

Stock ownership levels must be maintained as long as the Executive is employed by Syntel and is an Executive. The Committee reviews the Executives’ progress toward and compliance with the share ownership requirements on an annual basis.

As of December 31, 2008, all Executives had met applicable stock ownership requirements.

Retirement Plans

The retirement plans available to NEOs are the same plans, a self-funded 401(k) plan for U.S.-based employees with no Company match and a government mandated retirement plan for India-based employees , available to all other employees.

Health and Welfare Benefits

The health and welfare plans provided to the NEOs are the same plans available to all other employees.

D&O Liability Insurance Policy

All directors and officers, including the NEOs, are covered by directors and officers liability insurance maintained by the Company.

Certain Other Benefits

Syntel provided perquisites to certain NEOs in 2008 as summarized below.

A. Car Allowance—During 2008, a car was provided to Bharat Desai and a car and driver were provided to Keshav Murugesh and car for Arvind Godbole.

B. Professional association dues were paid for Bharat Desai.

C. Certain telephone expenses were reimbursed to Keshav Murugesh, Arvind Godbole and Rakesh Khanna.

D. Syntel paid the annual insurance premiums for Keshav Murugesh, Arvind Godbole and Rakesh Khanna for death coverage under a group personal accident policy and for death coverage under a group term life insurance policy.

Tax and Accounting Implications

Deductibility of Executive Compensation

Syntel ordinarily seeks to provide performance-based compensation that allows for maximum deductibility under Section 162(m) of the Internal Revenue Code of 1986 (the “Tax Code”) and related regulations. The Tax Code places a limit of $1 million on the amount of compensation that can be deducted for tax purposes for the Executives listed in the Summary Compensation Table. However, tax deductibility is only one of the factors that is considered in any final decision regarding Executive compensation. In order to best serve Syntel and the interests of its stockholders, Syntel may determine that payment of non-deductible compensation is necessary and appropriate to provide awards consistent with the overall philosophy and objectives of the compensation program. Also, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m), no assurance can be given that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) will in fact do so.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, Syntel began accounting for stock-based payments under the Equity Incentive Plan in accordance with the requirements of FASB Statement 123(R).

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis presented in this proxy statement with management. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Syntel’s Annual Report on Form 10-K for the year ended December 31, 2008.

This report is submitted by the Compensation Committee of the Board of Directors.

PRASHANT RANADE, CHAIRPERSON

PARITOSH K. CHOKSI

PAUL R. DONOVAN

Summary Compensation Table

The following table provides summary information concerning the compensation of Syntel’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated Executives of Syntel for the 2008 fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($)		Total ($)

Bharat Desai	2008	300,000	—	—	—	—	—	7,924	(4)	307,924
Chairman and Ex-Chief Executive Officer	2007 2006	300,000 300,000	— —	— —	—	—	—	16,591 62,535		316,591 362,535

Arvind Godbole	2008	82,032	7,157	52,815	—	94,175	—	18,370	(6)	254,549
Chief Financial Officer and Chief Information Security Officer (5)	2007 2006	71,334 56,744	6,630 4,273	19,095 7,483	1,219 4,675	101,317 29,578	491 532	23,255 1,257		223,341 104,543

Keshav Murugesh	2008	310,762	—	445,614	—	231,378	—	15,258	(7)	1,003,013
Chief Executive Officer and President (5)	2007 2006	252,969 175,091	— —	333,602 374,556	— 35,371	329,281 198,029	— 1,991	38,545 35,062		954,397 820,100

Lakshmanan Chidambaram	2008	205,000	—	148,094	—	256,500	—	—		609,594
Vice President, Sales	2007 2006	200,000 150,000	— —	90,827 85,053	— —	288,600 300,000	— —	— —		579,427 535,053

Rakesh Khanna –	2008	165,241	13,636	73,844	—	211,082	—	6,232	(8)	470,035
President Business Unit – Banking & Finance (5)	2007 2006	170,266 165,870	14,512 —	56,848 66,680	— —	64,286 22,833	— —	4,366 2,463		310,278 257,846

(1)	These amounts represent the dollar amounts of compensation cost recognized during 2008 in accordance with accounting requirement FASB Statement SFAS No. 123R (“FAS 123R”) and, as such, include costs recognized in the financial statements during 2008 with respect to previously granted restricted stock. The assumptions used in this valuation are disclosed in Note 12 to Syntel’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs. The number of awards granted and other information related to the 2008 grants are detailed in the “Grants of Plan-Based Awards” table.
(2)	These amounts represent the dollar amounts of compensation cost recognized during 2008 in accordance with accounting requirement FAS 123R and, as such, include costs recognized in the financial statements during 2008 with respect to previously granted stock options. The assumptions used in this valuation are disclosed in Note 12 to Syntel’s audited financial statements for the fiscal year ended December 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs. No stock options were granted in 2008.
(3)	The amounts in this column represent the aggregate change in the actuarial present values during the fiscal year of each NEO’s accumulated benefits under a pension fund for Syntel’s India based employees.
(4)	Represents perquisites of $7,924 that consists of $5,274 as payment for leased automobiles and $2,650 as payment for memberships in professional organizations.

(5)	Other than the calculation of stock awards and option awards, the amounts given for Messrs. Godbole, Murugesh and Khanna were converted from Indian rupees. For purposes of the disclosures throughout this proxy statement, Indian rupees were converted to U.S. dollars by using the quarterly income statement rate used for GAAP reporting for the applicable month.
(6)	Represents perquisites of $18,370 that consist of the cost of providing a car and driver of $17,104, telephone expense reimbursement of $894 and $372 in premiums for accidental death and life insurance coverage.
(7)	Represents perquisites of $15,258 that consist of the cost of providing a car and driver of $12,232, telephone expense reimbursement of $989, meal vouchers for $551, and $1,486 in premiums for accidental death and life insurance coverage.
(8)	Represents perquisites of $6,232 that consist of the cost of providing a car and driver of $4,041, telephone expense reimbursement of $980, meal vouchers for $551, Syntel’s provident fund contribution of $215, and $445 in premiums for accidental death and life insurance coverage.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Bharat Desai	—	—	—	—	—	—	—	—	—	—	—

Arvind Godbole	1/1/08	—	34,453	117,140	—	—	—	—	—	—	—
	8/4/08	—	—	—	—	—	—	5,500	—	—	172,810

Keshav Murugesh	1/1/08	—	114,843	390,466	—	—	—	—	—	—	—
	3/31/08	—	—	—	—	—	—	8,000	—	—	213,200
	8/4/08	—	—	—	—	—	—	8,000	—	—	251,360

Lakshmanan Chidambaram	1/1/08	—	150,000	600,000	—	—	—	—	—	—	—
	8/4/08	—	—	—	—	—	—	4,000	—	—	125,680

Rakesh Khanna	1/1/08	—	59,718	238,873	—	—	—	—	—	—	—
	8/4/08	—	—	—	—	—	—	2,500	—	—	78,550

(1)	Set forth are estimated future payouts under the STIP. “Threshold” and “Target” amounts are the same under the STIP.
(2)	This column reports the number of shares of restricted stock granted under Syntel’s Amended and Restated Stock Option and Incentive Plan to each of the NEOs on the applicable dates. The shares of restricted stock vest 20% on each of the first five anniversary dates of the grant. Dividends on these shares of restricted stock accrue for the NEO until the restriction lapses with respect to each portion of the award, whereupon they are paid to the NEO. Dividends are paid at the same rate as dividends are paid to all shareholders.
(3)	This column reports the grant date fair value of each equity award granted in 2008 computed in accordance with FAS 123R.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
		Exercisable	Unexercisable

Bharat Desai— Chairman and Ex-Chief Executive Officer	—	—	—	—	—	—	—		—	—		—

Arvind Godbole—	24-Jun-03	—	—	—	—	—	—		—	—		—
Chief Financial Officer & Chief Information Security Officer	11-Sep-06 10-Aug-07 4-Aug-08	— — —	— — —	— — —	— — —	— — —	600 2,400 5,500	(2) (3) (4)	13,872 55,488 127,160	— — —		— — —

Keshav Murugesh—	13-May-02	39,000	—	—	14.86	12-May-12	—		—	—		—
Chief Executive Officer and President	31-May-05 29-Aug-05 1-Jul-06	— — —	— — —	— — —	— — —	— — —	1,250 1,250 —	(5) (6)	28,900 28,900 —	— — 30,000	(7)	— — 693,600
	10-Aug-07	—	—	—	—	—	8,000	(8)	184,960	—		—
	31-Mar-08	—	—	—	—	—	8,000	(9)	184,960	—		—
	4-Aug-08	—	—	—	—	—	8,000	(10)	184,960	—		—

Lakshmanan Chidambaram—	1-Jul-06	—	—	—	—	—	—		—	9,000	(11)	208,080
Vice President Sales	10-Aug-07 4-Aug-08	— —	— —	— —	— —	— —	6,000 4,000	(12) (13)	138,720 92,480	— —		— —

Rakesh Khanna—	18-Jul-05	—	—	—	—	—	1,250	(14)	28,900	—		—
President Business Unit—Banking & Finance	1-Jul-06 10-Aug-07 4-Aug-08	— — —	— — —	— — —	— — —	— — —	— 800 2,500	(16) (17)	— 18,496 57,800	4,500 — —	(15)	104,040 — —

(1)	The dollar value of the unvested shares of restricted stock reported in the preceding column valued at the closing price of Syntel common stock on December 31, 2008, which was $23.12 per share.
(2)	Represents 600 of the 1,000 shares of restricted stock granted on September 11, 2006, 200 of which (20% of the total grant) are scheduled to vest on each of September 11, 2009, September 11, 2010, and September 11, 2011.
(3)	Represents 2,400 of the 3,000 shares of restricted stock granted on August 10, 2007, 600 of which (20% of the total grant) are scheduled to vest on each of August 10, 2009, August 10, 2010, August 10, 2011 and August 10, 2012.
(4)	The restrictions on these shares of restricted stock lapse in annual installments of 25% of the shares granted on the first four anniversary dates of the grant date, which was August 4, 2008.
(5)	Represents 1,250 of the 5,000 shares of restricted stock granted on May 31, 2005, 1,250 of which (25% of the total grant) are scheduled to vest on May 31, 2009.
(6)	Represents 1,250 of the 5,000 shares of restricted stock granted on August 29, 2005, 1,250 of which (25% of the total grant) are scheduled to vest on August 29, 2009.
(7)	Represents 30,000 of the 50,000 shares of restricted stock granted on July 1, 2006. This restricted stock grant is a performance restricted stock grant divided in a pre-defined proportion with the vesting (lifting of restriction) of one portion based on Syntel’s overall annual performance and the vesting of the other portion based on the achievement of pre-defined long term goals of Syntel (“Performance Restricted Stock”). These stocks vest over a period of five years (at each anniversary) in equal installments, subject to meeting the pre-defined criteria of overall annual performance and achievement of the long-term goal. The restricted stock linked to overall annual performance would lapse (revert to Syntel) on non-achievement of the overall annual performance in the given year. However, the stock linked to achievement of the long term goal would roll over into a common pool and would lapse only on the non-achievement of the long term goal on or prior to the end of fiscal year 2012.
(8)	Represents 8,000 of the 10,000 shares of restricted stock granted on August 10, 2007, 2,000 of which (20% of the total grant) are scheduled to vest on each of August 10, 2009, August 10, 2010, August 10, 2011 and August 10, 2012.

(9)	The restrictions on these shares of restricted stock lapse in annual installments of 20% of the shares granted on the first five anniversary dates of the grant date, which was March 31, 2008.
(10)	The restrictions on these shares of restricted stock lapse in annual installments of 25% of the shares granted on the first four anniversary dates of the grant date, which was August 4, 2008.
(11)	Represents 9,000 of the 15,000 shares of restricted stock granted on July 1, 2006. This restricted stock vests according to the description for Performance Restricted Stock given in footnote 7 immediately above.
(12)	Represents 6,000 of the 7,500 shares of restricted stock granted on August 10, 2007, 1,500 of which (20% of the total grant) are scheduled to vest on each of August 10, 2009, August 10, 2010, August 10, 2011 and August 10, 2012.
(13)	The restrictions on these shares of restricted stock lapse in annual installments of 25% of the shares granted on the first four anniversary dates of the grant date, which was August 4, 2008.
(14)	Represents 1,250 of the 5,000 shares of restricted stock granted on July 18, 2005, 1,250 of which (25% of the total grant) are scheduled to vest on July 18, 2009.
(15)	Represents 4,500 of the 7,500 shares of restricted stock granted on July 1, 2006. This restricted stock vests according to the description for Performance Restricted Stock given in footnote 7 immediately above.
(16)	Represents 800 of the 1,000 shares of restricted stock granted on August 10, 2007, 200 of which (20% of the total grant) are scheduled to vest on each of August 10, 2009, August 10, 2010, August 10, 2011 and August 10, 2012.
(17)	The restrictions on these shares of restricted stock lapse in annual installments of 25% of the shares granted on the first four anniversary dates of the grant date, which was August 4, 2008.

2008 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Bharat Desai— Chairman and Ex-Chief Executive Officer	—	—	—	—

Arvind Godbole— Chief Financial Officer & Chief Information Security Officer	—	—	1,200	39,038

Keshav Murugesh— Chief Executive Officer and President	—	—	18,500	620,733

Lakshmanan Chidambaram— Vice President Sales	1,000	19,250	4,740	158,993

Rakesh Khanna— President Business Unit— Banking & Finance	—	—	2,950	98,159

(1)	Value Realized on Exercise is calculated by multiplying the number of shares exercised times the sales price minus the option price.
(2)	Value Realized on Vesting is calculated by multiplying the shares vested times the stock closing price on the day of vesting.

2008 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Bharat Desai	—	—	—	—

Arvind Godbole	Gratuity Plan	8	7,155	—

Keshav Murugesh	Gratuity Plan	6	7,155	—

Lakshmanan Chidambaram	—	—	—	—

Rakesh Khanna	Gratuity Plan	4	7,155	—

Note: As per the policy the Gratuity is restricted to Rs. 3,50,000/- (Equals US$7,155.00).

In accordance with the Payment of Gratuity Act, 1972 of India, Syntel’s Indian subsidiary provides for gratuity, a defined retirement benefit plan (the “Gratuity Plan”) covering eligible employees. The Gratuity Plan provides a lump sum payment to vested employees at retirement, death, incapacitation, or termination of employment, based on the respective employee’s salary and the term of employment.

Potential Payments Upon Termination or Change-in-Control

Under the terms of Syntel’s Amended and Restated Stock Option and Incentive Plan (the “Plan”) and the stock option agreements and restricted stock agreements (collectively the “Agreements”) entered into with NEOs under the Plan, if a NEO has a “Change in Position” subsequent to a “Change in Control”, any unvested stock options become fully vested and exercisable in full and may be exercised within three months after the “Change in Position” occurs and the remaining restriction period on any restricted stock granted under the Plan immediately lapses and the shares become fully transferable.

Under the Plan a “Change in Position” is defined to be: (i) involuntary termination of the NEO’s employment; or (ii) a significant reduction in the duties, responsibilities, compensation and/or fringe benefits of the NEO, or the assignment to the NEO of duties inconsistent with the NEO’s position (all as in effect immediately prior to a Change in Control), whether or not the NEO voluntarily terminates employment as a result.

Under the Plan, a “Change in Control” is defined to be the occurrence of any of the following events that do not involve a person or entity that was a shareholder of Syntel at the time the Plan was adopted: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of fifty-one percent, or more, of Syntel’s outstanding Common Stock in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of Syntel’s assets to any person, firm or corporation; or (iii) a merger or similar transaction between Syntel and another entity if Syntel’s shareholders do not own a majority of the voting stock of the corporation surviving the transaction and a majority in value of the total outstanding stock of such surviving corporation after the transaction.

The following table sets forth the estimated benefit to the respective NEO assuming that the noted event occurred on December 31, 2008 and, where applicable, using the closing price of Syntel’s common stock on December 31, 2008, which was $23.12 per share. While the amounts shown and the assumptions upon which they are based provide reasonable estimates of the amounts that would have been due to the NEOs in the event that the noted below had occurred on December 31, 2008, the actual amounts due to the NEOs upon a triggering event will depend upon the actual circumstances and the then applicable provisions of the Plan and the Agreements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Before Change in Control Change in Position	After Change in Control Change in Position		Voluntary Termination	Death	Disability	Change in Control

Bharat Desai	—	—	—		—	—	—	—

Arvind Godbole	Lapsing of Restrictions on Restricted Stock	—	196,520	(1)	—	—	—	—

Keshav Murugesh	Lapsing of Restrictions on Restricted Stock	—	1,306,280	(1)	—	—	—	—

Lakshmanan Chidambaram	Lapsing of Restrictions on Restricted Stock	—	439,280	(1)	—	—	—	—

Rakesh Khanna	Lapsing of Restrictions on Restricted Stock	—	209,236	(1)	—	—	—	—

(1)	Represents the aggregate intrinsic value of the lapsing of restrictions on the NEO’s restricted stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, with respect to Syntel’s equity compensation plans, (i) the number of shares of common stock to be issued upon the exercise of outstanding options, (ii) the weighted average exercise price of outstanding options, and (iii) the number of shares remaining available for future issuance, as of December 31, 2008.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1)) *
Equity compensation plans approved by shareholders	126,155	$13.60	2,195,505
Equity compensation plans not approved by shareholders	—	—	—

TOTAL	126,155	$13.60	2,195,505

*	Includes 1,478,370 shares available for future issuance under Syntel’s Stock Option and Incentive Plan and 717,135 shares available for future issuance under Syntel’s Employee Stock Purchase Plan.

ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table provides information about the beneficial ownership of Syntel’s Common Stock by (i) any person or entity known by the management of Syntel to have been the beneficial owner of more than five percent of Syntel’s outstanding Common Stock as of April 9, 2009, (ii) the nominees, present directors, and NEOs of Syntel, and (iii) by all directors and executive officers of Syntel as a group. There were 41,507,893 shares of Syntel Common Stock outstanding on April 9, 2009.

Name and Address	Number of Shares Beneficially Owned (1)		Percent of Class

Bharat Desai	18,007,292	(2)	43.4%
525 East Big Beaver Road, Suite 300 Troy, Michigan 48083

Neerja Sethi Irrevocable Trust	4,659,346	(3)	11.2%
Dtd 2/28/97 I
525 East Big Beaver Road, Suite 300 Troy, Michigan 48083

Neerja Sethi Irrevocable Trust	4,659,346	(3)	11.2%
Dtd 2/28/97 II
525 East Big Beaver Road, Suite 300 Troy, Michigan 48083

Parashar Ranade	9,618,692	(4)	23.2%
701 Brickell Ave., Suite 870 Miami, Florida 33131

Neerja Sethi	10,453,233	(5)	25.2%
525 East Big Beaver Road, Suite 300 Troy, Michigan 48083

Lakshmanan Chidambaram	22,850	(6)	*

Paritosh K. Choksi	50,946	(6)	*

Paul R. Donovan	15,926	(6)	*

Arvind Godbole	8,500	(6)	*

Rakesh Khanna	16,000	(6)	*

George R. Mrkonic, Jr	-0-	(6)	*

Keshav Murugesh	96,750	(6)	*

Prashant Ranade	14,535	(6)	*

Vasant Raval	12,415	(6)	*

All Directors, Nominees, and Executive Officers as a group (17 persons)	28,712,872	(6)	69.1%

*	Less than 1%.

(1)	For the purpose of this table, a person or group is deemed to have “beneficial ownership” of any shares as of a given date which such person has voting power, investment power, or has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person. Except as otherwise noted, each beneficial owner of more than five percent of Syntel’s Common Stock and each director and executive officer has sole voting and investment power over the shares reported. With respect to the restricted Common Stock of Syntel shown as owned by certain executive officers, the executive officers have voting power but no investment power.
(2)	Mr. Desai holds shared voting and dispositive power for (a) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust Dtd 2/28/97 I, (b) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust Dtd 2/28/97 II, (c) 75,000 shares held by the Neerja Sethi Irrevocable Trust Dtd 5/17/97 I, (d) 75,000 shares held by the Neerja Sethi Irrevocable Trust Dtd 5/17/97 II, of which trusts Mr. Desai is a co-trustee with Parashar Ranade, and (e) 3,350 shares held in several educational trusts for the benefit of other individuals, of which trusts Mr. Desai is a trustee. Mr. Desai disclaims beneficial ownership of shares held by these trusts.
(3)	These shares are also included under both Mr. Desai’s and Parashar Ranade’s ownership as they are co-trustees for these trusts and share voting and dispositive power for these shares of Common Stock.
(4)	Parashar Ranade holds shared voting and dispositive power for (a) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust Dtd 2/28/97 I, (b) 4,659,346 shares held by the Neerja Sethi Irrevocable Trust Dtd 2/28/97 II, (c) 75,000 shares held by the Neerja Sethi Irrevocable Trust Dtd 5/17/97 I, (d) 75,000 shares held by the Neerja Sethi Irrevocable Trust Dtd 5/17/97 II, (e) 75,000 shares held by the Bharat Desai Irrevocable Trust Dtd 5/17/97 I, and (f) 75,000 shares held by the Bharat Desai Irrevocable Trust Dtd 5/17/97 II, of which trusts Parashar Ranade is a co-trustee. Parashar Ranade disclaims beneficial ownership of shares held by these trusts. Parashar Ranade is the son of Prashant Ranade, though he is not a minor and he is not resident in Prashant Ranade’s household.
(5)	Ms. Sethi holds shared voting and dispositive power for (a) 75,000 shares held by the Bharat Desai Irrevocable Trust Dtd 5/17/97 I, (b) 75,000 shares held by the Bharat Desai Irrevocable Trust Dtd 5/17/97 II, of which trusts Ms. Sethi is a co-trustee with Parashar Ranade, and (c) 4,750 shares held in several educational trusts for the benefit of other individuals, of which trusts Ms. Sethi is a trustee. Ms. Sethi disclaims beneficial ownership of shares held by these trusts.
(6)	The number of shares shown in the table includes the following number of shares which the person specified may acquire within 60 days by exercising options which were unexercised on May 23, 2008: Paritosh K. Choksi, 13,500; Keshav Murugesh, 39,000; and all directors and executive officers as a group, 74,500. The number of shares shown in the table includes the following number of shares which are represented by shares of restricted Common Stock which are not vested: Lakshmanan Chidambaram, 19,000; Paritosh K. Choksi, 2,169; Paul R. Donovan, 3,836; Arvind Godbole, 8,500; Rakesh Khanna, 9,050; Keshav Murugesh, 54,900; Prashant Ranade, 7,169; Vasant Raval, 2,169; and all directors and executive officers as a group, 154,393.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Syntel’s executive officers and directors, and persons who own more than ten percent of a registered class of Syntel’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten percent shareholders are required by regulations of the SEC to furnish Syntel copies of all Section 16(a) forms they file.

Based solely on Syntel’s review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, Syntel believes that, except for the following, its officers, directors and greater than ten percent beneficial owners met all applicable filing requirements during the last year. The following person filed the listed report after its due date: Srikanth Karra, one Form 4 Statement of Changes in Beneficial Ownership reporting one transaction.

Shareholder Proposals for 2010 Annual Meeting

Shareholder proposals to be presented at the 2010 Annual Meeting of Shareholders must be received by Syntel not later than January 1, 2010 if they are to be included in Syntel’s Proxy Statement for the 2010 Annual Meeting of Shareholders. Such proposals should be addressed to the Corporate Secretary at Syntel’s executive offices.

Shareholder proposals to be presented at the 2010 Annual Meeting of Shareholders which are not to be included in Syntel’s Proxy Statement for that meeting must be received by Syntel not before March 4, 2010 and not later than April 3, 2010; or, for any special meeting of shareholders, no later than 10 days after the day of the public announcement of the date of the special meeting in accordance with the procedures contained in Syntel’s Bylaws. Such proposals should be addressed to the Secretary at Syntel’s executive offices.

Other Matters

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the 2009 Annual Meeting of Shareholders other than the matters described in this Proxy Statement. However, if any other matters should come before the meeting, the persons named in the proxy card intend to vote the proxy in accordance with their judgment on those matters.

By Order of the Board of Directors,

Daniel M. Moore

Chief Administrative Officer, General

Counsel, and Secretary

April 30, 2009

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposal 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Paritosh K. Choksi	☐	☐	02 - Bharat Desai	☐	☐	03 - George R. Mrkonic, Jr.	☐	☐

04 - Keshav Murugesh	☐	☐	05 - Prashant Ranade	☐	☐	06 - Vasant Raval	☐	☐

07 - Neerja Sethi	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Crowe Horwath LLP as the independent and registered public accounting firm for the current fiscal year.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appears on this Proxy. If your shares are held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include their title and authority. Corporations should provide the full name of the corporation and the title of the authorized officer signing the proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy – Syntel, Inc.

Proxy Solicited on Behalf of the Board of Directors

For the Annual Meeting of Shareholders – June 2, 2009

The undersigned appoints Bharat Desai and Daniel M. Moore, and each of them individually, as proxies with full power of substitution and revocation to vote, as designated on the reverse side of this proxy, all the shares of common stock of Syntel, Inc. held of record by the undersigned on April 9, 2009, with all powers that the undersigned would possess if personally present, at Syntel, Inc.’s annual meeting of shareholders to be held on June 2, 2009 or at any adjournment thereof.

In their discretion, proxies are authorized to vote upon such other business as may properly be brought before the meeting.

When properly executed, this proxy will be voted in the manner specified by the undersigned shareholder. If no instructions are specified, this proxy will be voted FOR each of the nominees and proposals listed on the reverse side.